UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2013

International Monetary Systems, Ltd

(Exact name of registrant as specified in its charter)

Wisconsin	0-30853	39-1924096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16901 West Glendale Dr. New Berlin, WI	53151
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 262-780-3640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐  Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐  Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

At the company’s annual shareholders’ meeting on May 7, 2013, with a total of 6,396,155 votes cast, the following actions were taken:

1)  Re-election of John Strabley and Stephen Webster to 3 year terms as directors. The voting results were as follows:

	For	Against	Abstained	Withheld	Non-votes	Total
John Strabley	5,533,560	-	-	21,128	841,467	6,396,155
Stephen Webster	5,534,060	-	-	20,628	841,467	6,396,155

2)  Ratification of LBB & Associates Ltd., LLP as the Company’s independent auditors for the year ended December 31, 2013.

Of the 6,396,155 total votes cast, 6,394,643 were for ratification of LBB and 1,371 votes were against ratification, with 141 abstaining.

3) Approve a restatement of the Articles of Incorporation and affect a 1 for 10 reverse stock split of IMS common stock.

The restatement and reverse stock split were approved with 6,328,095 votes for, 24,492 against, and 43,568 abstaining.

4) Non-binding approval of executive compensation – say-on-pay.

Approved, with 5,533,360 votes cast for, 20,144 against, 1,184 abstentions, and 841,467 broker non-votes

5) Advisory vote to recommend the frequency of say-on pay voting:

Frequency	Votes cast
1 year	347,094
2 years	106,577
3 years	5,055,152
Abstained	45,835
Broker non-votes	841,497

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Monetary Systems, Ltd.

Date: May 8, 2013	By:	/s/ David Powell
Name: David Powell
Title: Principal Financial Officer